UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2024

SCWorx Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S Ashley Dr, Suite 100

Tampa, FL 33602

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (844) 472-9679

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 23, 2024, SCWorx Corp. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The results of the stockholder voting at the Annual Meeting are set forth below:

Proposal No. 1 — Election of Directors.

The stockholders elected the following individuals as directors of the Company to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Each nominee received the following votes:

Director Name	For	Withheld	Broker Non-Votes
Timothy A. Hannibal	487,808	36,723
Vincent Matozzo	468,802	36,694
Michael Burke	487,904	55,729
Troy Kirchenbauer	487,837	36,627
			484,928

Proposal No. 2 — To consider and vote, on a non-binding, advisory basis, upon the compensation of those of our executive officers listed in the Summary Compensation Table appearing in the proxy statement, or our named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K

For	Against	Abstain	Broker Non-Votes
495,411	28,751	368	428,928

Proposal No. 3 –To ratify the selection of Astra Audit & Advisory, LLC as the Company’s independent auditors for the year ended December 31, 2024.

For	Against	Abstain	Broker Non-Votes
953,966	52,608	2,885

Proposal No. 4 – To consider and vote upon a proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock, par value $0.001 per share (“Common Stock”) upon (i) conversion of convertible promissory notes and (ii) exercise of common stock purchase warrants issued by us (including any amortization payments made to the holders of convertible promissory notes in the form of the issuance of shares of Common Stock and upon the operation of anti-dilution and other adjustment provisions contained in such convertible promissory notes and warrants), in each case pursuant to the terms of that certain Securities Purchase Agreement, dated July 16, 2024 (the “Issuance Proposal”), by and among the Company and the investors named therein in an amount equal to or in excess of 20% of our Common Stock outstanding before the issuance of such stock and warrants and at prices below the Minimum Price.

For	Against	Abstain	Broker Non-Votes
483,413	40,665	453	484,928

Proposal No. 5 – To consider and vote upon a proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock pursuant to a certain settlement agreement dated July 15, 2024 (the “Settlement Agreement”) in an amount which may be equal to or in excess of 20% of our Common Stock outstanding before the issuance of such stock and at prices below the Minimum Price.

For	Against	Abstain	Broker Non-Votes
485,443	38,646	442	494,928

Proposal No. 6 – To consider and vote upon a proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock pursuant to the exercise of common stock purchase warrants issued by us (including the issuance of shares of Common Stock upon the operation of anti-dilution and other adjustment provisions contained in such warrants) pursuant to the terms of that certain Securities Purchase Agreement, dated November 19, 2024 (the “Private Investment”), by and among the Company and the investors named therein in an amount, which when coupled with shares of common stock issued in the Private Offering, will be equal to or in excess of 20% of our Common Stock outstanding as of July 16, 2024 and at prices below the Minimum Price.

For	Against	Abstain	Broker Non-Votes
482,354	41,727	450	484,928

Proposal No. 7 – To consider and vote upon a proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock upon (i) conversion of up to $1,500,000 of convertible promissory notes and (ii) exercise of common stock purchase warrants to purchase up to 1,500,000 shares of Common Stock to be issued by us (including any amortization payments made to the holders of such convertible promissory notes in the form of issuance of shares of Common Stock and upon the operation of anti-dilution and other adjustment provisions contained in such convertible promissory notes and warrants) on the same terms as the convertible promissory notes and common stock purchase warrants issued pursuant to the Securities Purchase Agreement, dated July 16, 2024, except for the terms described herein, to be entered into on a date within 60 days of the Annual Meeting (the “Second Issuance Proposal”), in an amount equal to or in excess of 20% of our Common Stock outstanding as of July 16, 2024 and at prices below the Minimum Price.

For	Against	Abstain	Broker Non-Votes
483,524	40,771	236	484,928

Proposal No. 8 – To consider and vote upon a proposed amendment of the Company’s certificate of incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio to be determined by our board of directors, in its discretion, but within the range of 1/2 and 1/15, if the minimum bid price of $1.00 is not maintained and the company receives a notice of deficiency from Nasdaq.

For	Against	Abstain	Broker Non-Votes
891,037	117,733	689

The results reported above are final voting results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2024

SCWorx Corp.

By:	/s/ Timothy A. Hannibal
Name:	Timothy A. Hannibal
Title:	Chief Executive Officer

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